Calculation of Filing Fee Tables
F-4
Relativity Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Instinct Bio Ordinary Shares	Other			$ 144.00	0.0001531	$ 0.02
Fees to be Paid	2	Equity	Warrants to purchase Instinct Bio Ordinary Shares	Other			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Equity	Instinct Bio Ordinary Shares	Other			$ 2,218,529.00	0.0001531	$ 339.66
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,218,673.00		$ 339.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 339.68
Offering Note
[1]	(1) The registrants are Instinct Bio Technical Company Inc. ("Instinct Bio") and Instinct Brothers Co., Ltd. ("Instinct Brothers"). All securities being registered will be issued by Instinct Bio following the business combination described in the proxy statement/prospectus. (4) Represents the outstanding Ordinary Shares of Relativity Acquisition Corp. ("Relativity") (5) Calculated in accordance with Rule 457(f)(2) under the Securities Act. No market exists for Relativity's securities and it has a working capital deficit. Therefore, the proposed maximum aggregate offering price for these securities is based on one-third of the par value of such securities.

[2]	(1) The registrants are Instinct Bio Technical Company Inc. ("Instinct Bio") and Instinct Brothers Co., Ltd. ("Instinct Brothers"). All securities being registered will be issued by Instinct Bio following the business combination described in the proxy statement/prospectus. (5) Calculated in accordance with Rule 457(f)(2) under the Securities Act. No market exists for Relativity's securities and it has a working capital deficit. Therefore, the proposed maximum aggregate offering price for these securities is based on one-third of the par value of such securities.

[3]	(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (6) Represents Instinct Bio Ordinary Shares issuable as consideration to the stockholders of Xtribe in the business combination, including (i) 9,133,204 Instinct Bio Ordinary Shares as Base Stock Consideration (as defined in the proxy statement/prospectus), (ii) 190,000 Instinct Bio Ordinary Shares as Conversion Stock Consideration (as defined in the proxy statement/prospectus); and (iii) 6,000,000 shares issuable as earnout consideration in the business combination, subject to events under the terms of the documents governing the business combination. (7) Calculated in accordance with Rule 457(f)(2) under the Securities Act. Instinct Brothers is a private company and no market exists for its securities. Therefore, the proposed maximum aggregate offering price for these securities is based on its book value.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A